Exhibit 10.19

AMENDMENT NUMBER 1
TO
EMPLOYMENT AGREEMENT
DATED AS OF OCTOBER 9, 2002
BETWEEN TOM MCINERNEY
AND
INTERACTIVECORP

This Amendment (this “Amendment”) is entered into as of November 15, 2004 (the “Amendment Effective Date”) by and between Tom McInerney (the “Executive”) and IAC/InterActiveCorp (the “Company”) with regard to that certain Employment Agreement, dated as of October 9, 2002, between the Executive and the Company (the “Agreement”). All capitalized terms used herein without definition will have the meaning given them in the Agreement.

WHEREAS, Executive and the Company have agreed that Executive will assume a new role within the Company and its affiliates; and

WHEREAS, it is the intention of the parties to amend the terms of the Agreement as a result of this change.

NOW, THEREFORE, the parties agree that, as of a time to be designated by the Company upon reasonable notice to Executive, the following amendments to the Agreement shall become effective:

1.                                       The first two sentences of Section 1A of the Agreement are hereby deleted and replaced in their entirety with the following:

The Company agrees to employ Executive as Executive Vice President, Chief Financial Officer and Executive accepts and agrees to such employment.  Executive will have such responsibilities as are reasonably assigned by the Reporting Officer (defined below), consistent with his role as CFO of the Company (the “Responsibilities”).

2.                                       The words “and HSN’s offices in St. Petersburg, Florida” shall be deleted from the final sentence of Section 1A of the Agreement.

3.                                       In Section 3A(a) of the Agreement, “$450,000” shall be deleted and “$550,000” shall be inserted in its place.

4.                                       The words “(including reasonable costs of commercial air travel incurred in commuting on a regular basis between New York, New York and Tampa, Florida)” in Section 3A(d)(i) of the Agreement, as well as the final sentence of the same section, shall be deleted.

5.                                       The final sentence of Section 1 (d) of the Agreement shall be deleted and replaced with the following:

“Notwithstanding any provision herein to the contrary, for the avoidance of doubt the parties agree that the designation by the Company of a new Reporting Officer shall not constitute a material diminution in Executive’s Responsibilities, provided that the Executive retains such responsibilities consistent with the role of CFO of the Company.”

6.                                       Except as explicitly set forth herein, the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of November 15, 2004.

IAC/INTERACTIVECORP

By:	/s/ Gregory R. Blatt
Name: Gregory R. Blatt
Title: SVP and General Counsel

/s/ Thomas J. McInerney
THOMAS J. MCINERNEY